Star Equity Holdings

November 2023

A Diversified Holding Company with a Private Equity Strategy

Investment Highlights

Common Stock *(Nasdaq: STRR)*:
Stock Price [1]: $0.99
15.8 million shares outstanding [2]

Series A Preferred Stock *(Nasdaq: STRRP)*:
Stock Price [1]: $9.50
1.92 million shares outstanding [2]
10% annual cash dividend

(1) 11/17/23 closing price. (2) 11/3/23 share count.

- Diversified holding company with two divisions
- Operating divisions led by local management. Corporate HQ functions like a private equity firm and manages Investments division
- Q3 cash & cash equivalents less debt of $20.7 million; well-positioned to pursue acquisitions
- Tax-efficient Series A 10% Preferred Stock (non-convertible) issued Sept. 2019 in an acquisition

Financial Highlights

$49.3M LTM Revenue [4]	**$14.2M** LTM Gross Profit [4]
$20.7M [5] Cash Balance	**$25.0M** [6] Investments

[4] Last twelve months ("LTM") financials are as of September 30, 2023, and do not include the discontinued operations of Digirad Health, Inc.
[5] As of September 30, 2023.
[6] As of September 30, 2023, public investments portfolio value was $4.3M.

Star Equity currently has two divisions [3]:

Construction

KBS

Maine / New England
- Designs and manufactures modular housing units for commercial and residential projects

EBGL

Minneapolis-St Paul Area
- Designs and manufactures wall panels and engineered wood products
- Distributes building materials and operates a lumber yard and showroom

Investments

Real Estate
- Owns, manages, and finances operating company real estate assets

Public Investments
- Star Equity Fund manages public equity portfolio
- Strategic investments in undervalued public companies, potential acquisitions or JVs

Private Investments
- Holds private company debt and equity interests
- Strategic investments in potential acquisitions or JVs

[3] Effective May 4, 2023, Star Equity sold its Healthcare division for $40 million.

Differentiated Corporate Strategy and Structure

Similar to Private Equity with Key Distinctions

1 Looking for accretive bolt-ons and new verticals

2 Able to pursue both private and public acquisition targets, sometimes through activism [7]

3 Flexible deal structuring given ability to use mix of cash, debt, common, preferred

4 Open-ended investment time horizon allows for flexible holding periods

5 Long-term partnership approach rather than short-term transactional mentality

6 Star Equity shareholders do not pay any fees and have public market liquidity

Corporate HQ

Functions like a private equity firm and is responsible for:
- Oversight of Operating Management Teams
- Capital Allocation
- Strategic Leadership
- Restructurings & Turnarounds
- M&A
- Bank Relationships
- Capital Markets
- Investor Relations
- Financial Reporting, FP&A
- Compliance & Legal
- Management of investments

[7] Public activism efforts are not always in pursuit of acquisition.

Case Study: Construction Division

Improved operating performance & strong growth has unlocked value

	September 2019	November 2023	Long-Term Goal
KBS Builders Inc.	• Approx. 145k sq. ft. of production capacity / two facilities • Primarily in single-family residential housing market	• Approx. 175k sq. ft. of production capacity / two facilities • Expanded into new markets with a sales pipeline of approximately $50 million	• Mid-teens annual organic growth • Reputation for quality and reliability
EdgeBuilder / Glenbrook	• Profitability hampered by swings in commodity prices and sub-optimal contract language	• Improved operational efficiencies and risk mitigation • Stronger market presence and reputation following acquisition of Big Lake Lumber, Inc.	• High single-digit annual organic growth • Reputation for quality and reliability

	FY 2020	FY 2021	FY 2022
Revenue	$28.9M	$48.0M	$57.1M
Gross Profit	$4.1M	$3.0M*	$12.7M
Adj. EBITDA	$0.7M	$(2.7)M*	$6.3M

Construction division significantly more valuable today than its 2019 purchase price

* FY 2021 Construction margins were affected by COVID-related raw materials price increases.

Case Study: Healthcare Division

$63.2 million of value realized through portfolio optimization

Sept 2018	Sept 2018	Feb 2021	Mar 2021	May 2022	May 2023
Real Estate Sales	Telerhythmics Sale	MDOS Sale	DMS Sale	Reorganization	DHI Sale
$1 Million	$2 Million	$1.4 Million	$18.8 Million	Margins ↑	$40 Million

Over 5 years, Star Equity streamlined its Healthcare division through non-core asset sales and improved performance, culminating in the $40 million sale of Digirad Health in May 2023 despite STRR market cap being $10 million at the time

Star Equity Acquisition Strategy

Targets: public or private companies
- Market cap of $5-50M and more valuable inside Star Equity
- Assets, earnings, and cash flows (no start-ups or VC situations)
- SG&A and public company cost reduction opportunities
- Opportunities for improved operating and financial performance
- Bolt-ons for existing platform businesses or create new divisions
- Businesses with growth potential and strong operating teams

Investments Division

Three asset classes: Real Estate, Public, and Private Investments

- **Real Estate:**
  - Formed in April 2019 with two sale-leaseback transactions
  - Owns, manages, and finances operating company real estate assets

Real Estate Portfolio Value	
3 Factories	$6.35 Million [1][2]

(1) Based on 2019 third-party appraisals and includes purchase price paid for Big Lake Lumber real estate; (2) Value estimated by sale leaseback advisor to be around $15.0M.

- **Public Investments:**
  - Strategic investments including potential acquisition targets or JVs
  - Seeks to unlock shareholder value and improve corporate governance at its portfolio companies

Public Investments Portfolio Value	
Public Equities	$4.3 Million [2]

(2) As of 9/30/2023 based on price at close.

- **Private Investments:**
  - Private company debt and equity interests shown below:

Private Investments Portfolio Value	
TTG Note	$7.0 Million
TTG Equity	$6.0 Million
MDOS Note	$1.3 Million
Total	**$14.3 Million**

Contacts

Star Equity Holdings
Rick Coleman, CEO
admin@starequity.com

Investor Relations
Lena Cati, The Equity Group Inc.
212-836-9611 / lcati@equityny.com